The undersigned does hereby make, constitute and appoint Honor Winks, Mark* Goetz, Joe Ahr or Ricardo Nunez as the undersigneds true and lawful* agents and attorneys in fact each hereinafter referred to as an Attorney* to act either together or alone in the name and on behalf of the undersigned for and with respect to the matters hereinafter described.* Each Attorney shall have the power and authority to prepare, execute* and deliver Statements of Changes of Beneficial Ownership of*
Securities on Form 3, Form 4 or Form 5 or such other forms as may* be designated from time-to-time by the Securities and Exchange Commission* the Commission for such purpose or any amendments thereto required to be* filed with the Commission under the Securities Exchange Act of 1934 on* behalf of the undersigned as a result of the undersigneds transactions* in, or changes in beneficial ownership of, equity securities including* derivative securities of Schweitzer Mauduit International, Inc.*
Each Attorney is hereby authorized to execute and deliver all documents,* acknowledgments, consents and other agreements and to take such further* action as may be necessary or convenient in order to more effectively* carry out the intent and purposes of the foregoing The Power of Attorney* conferred hereby is not delegable by any Attorney. Each Attorney shall* serve without compensation for acting in the capacity of agent and* attorney in fact hereunder. The undersigned here by ratifies, confirms* and adopts as the undersigneds own act and deed all action lawfully taken* by the Attorneys, or any of them, pursuant to the power and authority* herein granted. Unless sooner revoked by the undersigned, this Power of* Attorney shall be governed by the laws of the State of Georgia, and the* power and authority granted herein shall remain in full force and* effect Until such time as the undersigned is no longer subject to*
Section 16 and required to file Forms 3, 4 and 5.*
IN WITNESS WHEREOF, the undersigned has set his hand this 1st day of*
March 2018.*
Signature*
Kimberly E. Ritrievi*